Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

WARREN RESOURCES, INC.

                This Restated Certificate of Incorporation of Warren Resources, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                FIRST: The present name of the corporation is Warren Resources, Inc., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of said Corporation was filed initially with the Secretary of State of the State of Delaware on May 21, 2001.

                SECOND: The certificate of incorporation of the Corporation is hereby amended by deleting Articles THIRD, FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, AND TENTH thereof and by substituting in lieu thereof new Articles THIRD, FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH AND ELEVENTH which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

                THIRD: The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Warren Resources, Inc. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

                FOURTH: The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                FIFTH: The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

“RESTATED CERTIFICATE OF INCORPORATION

OF

WARREN RESOURCES, INC.

                This Restated Certificate of Incorporation of Warren Resources, Inc. does hereby restate and amend the Certificate of Incorporation of Warren Resources, Inc.  It is hereby certified that:

                                                FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is “Warren Resources, Inc.”

                                                SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centreville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

                                                THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

                FOURTH:

                                                                (a) The Corporation is authorized to issue a total of 110,000,000 shares of stock in two classes designated respectively “Preferred Stock” and “Common Stock”. The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 10,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 100,000,000. All of the authorized shares shall have a par value of $0.0001 per share.

                                                                (b) Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights and limitations as may be fixed in the resolution or resolutions providing for the issue of such series adopted by the board of directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided for in the resolutions creating such series or required by applicable law. Authority is hereby expressly granted to the board of directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

                FIFTH: The Corporation is to have perpetual existence.

                                                SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                SEVENTH:

                                                                (a) The number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the total number of directors (whether or not there exist any vacancies in directorships at the time any such resolution is presented to the board of directors for adoption). The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                                                (b) On and after the closing date of the first sale of the Corporation’s Common Stock pursuant to an underwritten registered public offering (an “IPO”), the directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the first annual meeting of the stockholders following an IPO; the term of office of the second class (Class II) to expire at the second annual meeting of stockholders held following an IPO; the term of office of the third class (Class III) to expire at the third annual meeting of stockholders following an IPO; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the annual meeting of stockholders for the year in which their term expires and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

                                                                (c) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation or other cause may be filled only by the board of directors (unless there are no remaining directors) acting by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, or until their earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

                                                                (d) Followin g an IPO, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. For purposes hereof, “cause” shall mean gross neglect or willful misconduct in the performance of the duties as a director.

                                                                (e) The board of directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the board of directors shall require the approval of a majority of the total number of directors (whether or not there exist any vacancies at the time any resolution providing for adoption, amendment or repeal is presented to the board of directors). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Following an IPO, any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                EIGHTH:

                                                The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                                                                (a) On and after an IPO, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to an IPO, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                                                (b) Following an IPO, special meetings of stockholders of the Corporation may be called only by (1) the board of directors pursuant to a resolution adopted by a majority of the entire board of directors, either upon motion or upon written request by the holders of at least 66-2/3% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class or (2) the president of the Corporation.

                NINTH:

                                                                (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

                                                                (b) Neither any amendment nor repeal of the foregoing provisions of this Article Ninth, nor adoption of any provision of this certificate of incorporation, the bylaws of the Corporation or any statute that is inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption.

                                                                (c) If the DGCL is hereafter amended or supplemented to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by such amended or supplemented DGCL.

                                                                (d) In the event that any of the provisions of this Article NINTH (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                                TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors, officers, employees and agents of the Corporation whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such persons’ official capacity and as to action in another capacity while holding such directorship, office, employment or agency, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Neither the repeal nor modification of this Article TENTH, or the adoption of any provision to the certificate of incorporation that is inconsistent with this Article TENTH, shall eliminate, restrict or otherwise adversely affect any right or protection of any such person existing hereunder with respect to any act or omission occurring prior to such repeal, modification or adoption of an inconsistent provision.

                                                ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article ELEVENTH, Article SEVENTH, or Article EIGHTH.”

                The foregoing Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                IN WITNESS WHEREOF, I have signed this certificate on the 29th day of August, 2002 and affirm that the statements contained herein are true under penalties of perjury.

/s/ Norman F. Swanton
Norman F. Swanton,
President